UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 14, 2009

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On January 14, 2009, XTO Energy issued a news release announcing that the Company had monetized and reset 37% of its hedge position.  A copy of the news release is furnished as Exhibit 99.1.

Early Settlement of Hedges

As discussed in the releases, in December 2008 and January 2009 the Company entered into early settlement and reset arrangements with four of its financial counterparties covering its 2009 natural gas and crude oil hedge volumes.  As a result of these early settlements, the Company received approximately $1.4 billion ($900 million after-tax) which was used to reduce outstanding debt.  Of this amount, approximately $450 million ($300 million after-tax) was received in 2008 and the remainder was received in 2009.  The effects of these transactions are discussed below:

Natural Gas

The Company has entered into natural gas futures contracts and swap agreements that effectively fix prices for the production and periods shown below.  Prices to be realized for hedged production may be less than these fixed prices because of location, quality and other adjustments.

			Weighted Average
			NYMEX Price
Production Period		Mcf per Day	Per Mcf
2009	January to December	1,745,000	$ 8.81 (a)
2010	January to December	730,000	$ 8.67

(a)Includes swap agreements for 568,000 Mcf per day which were early settled and reset at current market prices. The price shown is the price that will be used for cash flow hedge accounting purposes and has been reduced for transaction costs related to the early settlements. The weighted average cash settlement contract price for all contracts is $7.96 per Mcf.

Crude Oil

The Company has entered into crude oil futures contracts and swap agreements that effectively fix prices for the production and periods shown below.  Prices to be realized for hedged production may be less than these fixed prices because of location, quality and other adjustments.

			Weighted Average
			NYMEX Price
Production Period		Bbls per Day	per Bbl
2009	January to December	62,500	$117.62 (a)
2010	January to December	27,500	$126.65

(a)Includes swap agreements for 35,600 Bbls per day which were early settled and reset at current market prices. The price shown is the price that will be used for cash flow hedge accounting purposes and has been reduced for transaction costs related to the early settlements. The weighted average cash settlement contract price for all contracts is $80.97 per Bbl.

The information in this Current Report, including the news release attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1   News Release dated January 14, 2009

Forward-Looking Statement and Related Matters

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include estimates and give our current expectations or forecasts of financial performance, prices to be realized for hedged production and future hedging.  Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: January 14, 2009	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1   News Release dated January 14, 2009